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                                                                   Exhibit 17(a)

        2 EASY WAYS TO VOTE                   METROPOLITAN SERIES FUND, INC.
                                         STATE STREET RESEARCH INCOME PORTFOLIO
1. Automated Touch Tone Voting: Call              501 Boylston Street,
   toll-free 1-800-[   ] and use the           Boston, Massachusetts 02116
   control number shown below.
2. Return this voting instruction            VOTING INSTRUCTION FORM FOR THE
   form using the enclosed postage-paid       Special Meeting of Shareholders
   envelope.                                    April 26, 2002, 2:00 p.m.

*** CONTROL NUMBER:                 ***

STATE STREET RESEARCH INCOME PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the State Street Research Income Portfolio (the "Portfolio"), a series of the Metropolitan Series Fund, Inc. (the "Fund"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of MetLife Adviser, LLC, 501 Boylston Street, Boston, Massachusetts 02116, at 2:00 p.m. Eastern Time on April 26, 2002 and at any adjournments thereof.

The Company and the Board of Directors of the Fund solicit your voting instructions and recommend that you instruct us to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.



                                        Date                , 2002
                                            ----------------


                                              PLEASE SIGN IN BOX BELOW

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                                        Signature - Please sign exactly as your
                                        name appears at left. Joint owners each
                                        should sign. When signing as attorniey,
                                        executor, administrator, trustee or
                                        guardian, please give full title as
                                        such. If a corporation, please sign in
                                        full corporate name by president or
                                        authorized officer. If a partnership,
                                        please sign in partnership name by
                                        authorized person.

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           Please fold and detach card at perforation before mailing.

TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

                                              FOR        AGAINST        ABSTAIN

To approve or disapprove the Agreement        |_|          |_|            |_|
and Plan of Reorganization with respect
to the acquisition of the State Street
Research Income Portfolio by the State
Street Research Bond Income Series, a
series of the New England Zenith Fund.








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